                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              PROVENA FOODS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               PROVENA FOODS INC.
                             5010 Eucalyptus Avenue
                            Chino, California  91710

            NOTICE OF APRIL 23, 1996 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PROVENA FOODS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Provena Foods Inc., a California corporation, will be held on Tuesday, April 23, 1996, at 11:00 a.m., at the Corporation's principal office at 5010 Eucalyptus Avenue, Chino, California 91710 for the following purposes:

     1. To elect directors to serve until the next Annual Meeting of Shareholders;

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 4, 1996 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, said meeting or any adjournment thereof.

     WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY, WHICH YOU MAY REVOKE PRIOR TO ITS USE.


                                PROXY STATEMENT
                                ---------------

     This Proxy Statement relates to the solicitation by the Board of Directors of Provena Foods Inc. (the "Company") of proxies to be used at the Company's April 23, 1996 Annual Meeting of Shareholders (and any adjournment thereof) for the purposes set forth in the above Notice. This Proxy Statement is to be mailed to shareholders on or about March 11, 1996. All expenses of distributing this Proxy Statement, the Notice, and the Proxy card are to be borne by the Company.

     Shares represented by a Proxy card returned properly signed will be voted as directed in the Proxy card. If no direction is made for a matter, the Proxy will be voted for the matter. A Proxy may be revoked at any time before it is voted at the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     Only shareholders of record at the close of business on March 4, 1996 are entitled to vote at the meeting or any adjournment thereof. On that date the Company had outstanding 2,749,289 shares of common stock. Each share is entitled to one vote, subject to the right to cumulate votes in the election of directors, as described below under Election of Directors.

     The following table sets forth, for each officer, director and 5% shareholder of the Company and for all officers and directors as a group (9 persons), the number and percent of outstanding shares of common stock of the Company owned on March 4, 1996.

                                   IMPORTANT

              PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                              Shares Beneficially Owned(2)
                                     --------------------------------------------
                                      Without Options(4)    Options Exercised(5)
                                     --------------------   ---------------------
Name or Category(1)                   Number     Percent      Number     Percent
------------------                   ---------   --------   ----------   --------
         John D. Determan              335,327      12.2%      335,327      11.7%
         Penny S. Bolton (3)           378,463      13.8%      378,463      13.2%
         Theodore L. Arena             140,994       5.1%      230,994       8.0%
         Ronald A. Provera             322,330      11.7%      322,330      11.2%
         Santo Zito                    342,530      12.5%      342,530      12.0%
         Thomas J. Mulroney             20,900        .8%       38,900       1.4%
         James P. McClune               15,711        .6%       32,156       1.1%
         Louis A. Arena                288,030      10.5%      288,030      10.0%
         John M. Boukather               1,599        .1%        1,599        .1%
         Joseph W. Wolbers               6,650        .2%        6,650        .2%
         Officers and Directors      1,474,071      53.6%    1,598,516      55.6%
         Shares Outstanding          2,749,289       100%    2,866,696       100%

-------------------
(1) The address for each person is c/o Provena Foods Inc., 5010 Eucalyptus Avenue, Chino, California 91710.
(2)  All shares are held directly except as noted below.
(3) Penny S. Bolton is the widow of James H. Bolton, former chairman of the Company. Her shares are not included in the group's shares.
(4) Excludes options under the Company's Incentive Stock Option Plan to Theodore L. Arena to purchase 90,000 shares, to Thomas J. Mulroney to purchase 18,000 shares, to James P. McClune to purchase 16,445 shares and to all officers and directors as a group to purchase 124,445 shares.
(5) The options of Messrs. Arena, Mulroney, McClune and the group are deemed exercised.

    No other person is known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company.

    Based on copies of filed forms and written representations, the Company believes that all officers, directors and 10% shareholders have timely filed all Forms 3, 4 and 5 required for 1995 and (except as previously disclosed) prior years by Section 16(a) of the Securities Exchange Act, except that Mr. Boukather filed a Form 4 in March 1996 for 99 shares purchased during 1995 and January 1996 under a broker's dividend reinvestment program.

                             ELECTION OF DIRECTORS

    Nine directors are to be elected to serve until their successors are elected at the next annual meeting. Shareholders are entitled to cumulate votes for directors upon notice by a shareholder at the meeting prior to the voting.
Under cumulative voting, each shareholder may cast a number of votes equal to the number of directors to be elected multiplied by the shareholder's normal number of votes, and may allocate the votes to one or distribute them among some or all of the candidates. The nine candidates nominated prior to the voting receiving the highest number of votes are elected directors.

    Unless otherwise directed in the Proxy card, if cumulative voting is invoked, votes under proxies received pursuant to this solicitation will be distributed among the nine nominees listed below so as to elect as many of them as possible. If any nominees become unavailable, the proxies may be voted in the proxyholders' discretion for substitute nominees.

                        NOMINEES FOR BOARD OF DIRECTORS

    The name, age, principal position for the past five years and other relevant information for each nominee for the Board of Directors is as follows:

    JOHN D. DETERMAN, age 63, has been a vice president and director of the Company since its formation in 1972, General Counsel from 1986 to 1992, and Chairman and chief executive officer since 1992. He is a member of the audit and option committees.

    THEODORE L. ARENA, age 53, has been the General Manager of Swiss American since 1976 and has been the President and a director of the Company since 1985. He is the nephew of Louis A. Arena, a director of the Company.

    RONALD A. PROVERA, age 58, has been the secretary and a director of the Company since its formation in 1972 and was the General Manager of Sav-On from its formation in 1960 until its liquidation in 1991. He is currently providing sales support to Royal-Angelus. He is a member of the option committee.

    SANTO ZITO, age 59, has been the Company's plant engineer since 1976, and a vice president and director of the Company since its formation in 1972. He is currently providing engineering support to Royal-Angelus. He is a member of the option committee.

    THOMAS J. MULRONEY, age 50, has been the Company's chief accountant since 1976, the Chief Financial Officer since 1987, a vice president since 1991 and a director since 1992.

    JAMES P. MCCLUNE, age 45, has been the General Manager of the pasta division since 1989, its operations manager from 1987 to 1989, a vice president since 1991, and a director since 1992.

    LOUIS A. ARENA, age 73, has been a director of the Company since 1972, a vice president from 1972 to 1989, and General Manager of the Royal-Angelus Macaroni Co. division from 1975 until his retirement in 1989.

    JOSEPH W. WOLBERS, age 66, has been a director of the Company and Chairman of the audit committee since 1990. He retired in 1989 as a vice president of First Interstate Bank where he had been employed since 1950.

    JOHN M. BOUKATHER, age 59, is a management consultant. He was the Director of Operations of PW Supermarkets from 1993 to 1994, Vice President, Retail Sales, of Certified Grocers of California, Ltd. from 1992 to 1993 and president of Pantry Food Markets from 1983 to 1987. He has been a director of the Company and member of the audit committee since 1987.

                         BOARD COMMITTEES AND MEETINGS

    The Board of Directors has two committees, the audit committee and the option committee. The board has no executive, nominating or compensation committees, and the full board acts in these capacities.

    The audit committee's function is to oversee the Company's relationship with its independent accountants and to ensure that the Company's financial practices are adequate. The audit committee met once in 1995. The option committee's function is to grant options under and administer the Company's 1987 Incentive Stock Option Plan. The option committee did not meet in 1995.

    The board held four formal meetings and acted by unanimous written consent twice during 1995. All members were present at all board and committee meetings, except Santo Zito was absent from one board meeting.

    Directors who are not officers or employees of the Company are paid a fee of $500 for each board meeting or committee meeting attended.

                             EXECUTIVE COMPENSATION

    The following table sets forth for the years ended December 31, 1995, 1994 and 1993, all compensation of all executive officers of the Company serving at December 31, 1995.

                                              Annual        SEP/IRA
Name and Position                    Year    Salary     Contributions
-----------------------------      -------   --------   -------------

John D. Determan,                    1995    $ 63,098       $ 9,465
  Chief Executive Officer            1994     100,686        15,103
                                     1993      61,263         9,189

Theodore L. Arena,                   1995     105,887        15,883
  President                          1994     104,973        15,745
                                     1993     102,842        15,426

Ronald A. Provera,                   1995     103,338        15,501
  Secretary                          1994     102,474        15,371
                                     1993     102,242        15,336

Santo Zito,                          1995     111,586        16,738
  Vice President                     1994     104,548        15,682
                                     1993     103,220        15,483

James P. McClune,                    1995     100,484        15,073
  Vice President                     1994     100,413        15,062
                                     1993      87,516        13,127

Thomas J. Mulroney,                  1995     101,693        15,254
  Chief Financial Officer            1994     101,262        15,189
                                     1993      88,460        13,269

  See Incentive Stock Option Plan  below for information on Incentive Stock
      ----------------------------
Options.  See Simplified Employee Pension Plan below for more information on
              --------------------------------
SEP/IRA Contributions.

  The Company does not currently pay bonuses or deferred compensation to any executive officer and does not provide them with automobiles, other perquisites, employment contracts or "golden parachute" arrangements. Officers who are over 5% shareholders have not received an increase in their basic weekly wage since 1986, except that the compensation of John D. Determan, currently at the same basic wage as it had been since 1986, was increased only for the year 1994 to $100,000. The annual salary is as reported on Form W-2 and includes the cost of life insurance and other costs taxable to the officer.


Simplified Employee Pension Plan
--------------------------------

  In 1988, the Company adopted a Simplified Employee Pension-Individual Retirement Accounts ("SEP-IRA") plan and executed SEP-IRA Agreements with Wells Fargo Bank, N.A. and Dean Witter Reynolds Inc., covering all employees at least 18 years old who have worked at least six months and earned at least $300 during the year, except certain union employees.

  The Company makes contributions under the plan in the discretion of the board, allocated in proportion to compensation, to an Individual Retirement Account ("IRA") established by each eligible employee.

  Contributions, up to 15% of eligible compensation, are deductible by the Company and not taxable to the employee. An employee may withdraw SEP-IRA funds from the employee's IRA. Withdrawals are taxable as ordinary income, and withdrawals before age 59-1/2 may be subject to tax penalties.

 For 1995, the Company contributed $393,196 to IRA's under the plan.

Incentive Stock Option Plan
---------------------------

  In April 1987, the Company adopted an Incentive Stock Option Plan under
Section 422A of the Internal Revenue Code of 1986. Under the plan, as amended in 1988, for a period of 10 years from the date of adoption, an option committee appointed by the Board of Directors is authorized in its discretion to grant to key management employees options to purchase up to an aggregate of 261,704 shares of common stock of the Company. The options may become exercisable in such installments as may be established by the option committee. The purchase price of shares covered by an option may not be less than the market value of the shares on the date of grant. The term of an option may not exceed 10 years and an option may not become exercisable in any year with respect to the purchase of more than $100,000 worth of shares based on the market value on the date of grant.

  In August 1987, options were granted under the plan to purchase 185,000 shares at a price of $7.00 per share, 125,000 to Theodore L. Arena, 30,000 to Thomas J. Mulroney and 30,000 to another employee. In June 1988, those options were terminated and options were granted to purchase 230,000 shares at a price of $3-5/8 per share, 155,000 to Mr. Arena, 30,000 to Mr. Mulroney, 10,000 to James P. McClune and the balance to two other employees. In December 1992, the outstanding options were terminated and options were granted to purchase 260,000 shares at a price of $2-1/4 per share, 150,000 to Mr. Arena, 30,000 to Mr. Mulroney, 30,000 to Mr. McClune and the balance to three other employees.

  No options were exercised prior to 1994. In 1994, options were exercised to purchase 52,000 shares, including 30,000 by Mr. Arena, 6,000 by Mr. Mulroney and 6,000 by Mr. McClune. In 1995, options were exercised to purchase 53,555 shares. The following table shows, for the three executive officers, the number of shares acquired on exercise of options in 1995, the value realized on exercise of the options based on the year end closing price of $3-1/2, the number of unexercised options held on January 1, 1996, the number exercisable and unexercisable and their aggregate value based on the year end closing price.

    Aggregate Option Exercises in 1994 and Option Values at January 1, 1996
    -----------------------------------------------------------------------

                                                       Number of Unexercised     Value of Unexercised In-the-
                        Shares Acquired    Value         Options at 1/1/96         Money Options at 1/1/96
Name                      on Exercise     Realized   Exercisable/Unexercisable    Exercisable/Unexercisable
---------------------   ---------------   --------   -------------------------   ----------------------------

Theodore L. Arena                30,000    $37,500                90,000/  -0-                 $112,500/  -0-
Thomas J. Mulroney                6,000    $ 7,500                18,000/  -0-                  $22,500/  -0-
James P. McClune                  7,555    $ 9,444                16,445/  -0-                  $20,556/  -0-

          The plan requires that the Company accept outstanding shares at fair market value in payment of the exercise price of options. In 1995, the Company received 18,500 shares at an average fair market value of $3.84 per share to pay the exercise price of incentive stock options, including 11,250 from Mr. Arena and 5,000 from Mr. McClune.

Performance Graph
-----------------

          The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock to the S&P 500 Stock Index and the S&P Food Group Index for five years, assuming reinvestment of dividends.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG PROVENA FOOD GROUP INDEX, S&P 500 STOCK INDEX
                           AND S&P FOOD GROUP INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           PROVENA FOOD   S&P 500        S&P FOOD
(Fiscal Year Covered)        GROUP INDEX    STOCK INDEX    GROUP INDEX
---------------------        ------------   -----------    -----------
Measurement Pt-  1990        $100           $100           $100
FYE   1991                   $ 93           $130           $146
FYE   1992                   $ 62           $140           $146
FYE   1993                   $ 93           $154           $133
FYE   1994                   $ 80           $156           $124
FYE   1995                   $118           $215           $155

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

          The Company has no compensation committee. All executive officers are members of the board and participate in the board's deliberations concerning executive compensation.

Board Report on Executive Compensation
--------------------------------------

          The major Company policy affecting past and current executive compensation is to run the Company for the benefit of its shareholders and not for the benefit of management. Maintaining low executive compensation and promoting management stock ownership tends to cause the executive officers to have the same interest as the other shareholders in the long term performance of the Company. Their stock interest causes them to be directly rewarded or penalized by the extent the Company continues to pay dividends and maintain its growth, which should ultimately be reflected in the value of the Company's stock.

          Three of the six executive officers each own over 10% of the Company's stock and a fourth owns over 5%. They are substantial shareholders and their compensation has not increased for over 8 years, except that the compensation of John D. Determan, chief executive officer, was increased only for the year 1994.

          There is no specific relationship between Company performance and compensation for any executive officer, other than through stock options for three executive officers. Salaries of the two executive officers who are not substantial shareholders are based upon the judgment of the board of how well those officers are performing their duties and how well the Company is performing. The board members own over 50% of the outstanding shares of the Company.

John D. Determan    Ronald A. Provera   John M. Boukather    Thomas J. Mulroney
Louis A. Arena      Theodore L. Arena   Santo Zito           Joseph W. Wolbers
James P. McClune

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

          KPMG Peat Marwick LLP is the Company's firm of independent certified public accountants and is expected to continue in this capacity for the current year. Representatives of KPMG Peat Marwick LLP have indicated that they intend to be present at the Annual Meeting and will have an opportunity to address the shareholders and respond to appropriate questions.

                                 OTHER MATTERS

          The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business should properly come before the meeting, votes may be cast pursuant to the proxies solicited hereby with respect to such business in the discretion of the proxyholders.

                           1997 SHAREHOLDER PROPOSALS

          Any proposal a shareholder of the Company wishes to have presented at the 1997 Annual Meeting of Shareholders must be received by the Company by January 1, 1997.

                                          By Order of the Board of Directors.

                                                       JOHN D. DETERMAN
                                                    Chairman of the Board

Chino, California
March 11, 1996

           PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE
             ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE.

                              PROVENA FOODS INC.

                              SHAREHOLDER'S PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints JOHN D. DETERMAN, THEODORE L. ARENA and RONALD A. PROVERA as Proxies, each with full power of substitution, to represent and to vote as directed below, all of the shares of common stock of Provena Foods Inc. held of record by the undersigned on March 4, 1996, at the Annual Meeting of Shareholders to be held on April 23, 1996 or any adjournment thereof.

  This Proxy, when properly executed, will be voted as the undersigned shareholder directs below.

      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                                    Please mark
                                                                [X] your votes
                                                                    as indicated

       IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

            PROPOSAL                           DIRECTIONS
            --------        ---------------------------------------------------

1.  ELECTION OF DIRECTORS   [_] FOR all nominees      [_] WITHOUT AUTHORITY
    To elect the nominees       except those deleted.     to vote for directors.
    listed below.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, MARK HERE [_] AND STRIKE THEIR NAMES BELOW.

John D. Determan, Theodore L. Arena, Ronald A. Provera, Louis A. Arena, Santo Zito, Thomas J. Mulroney, James P. McClune, John M. Boukather and Joseph W. Wolbers.

2. In their discretion, to vote on such other business as may properly come before the meeting.

            PLEASE MARK, DATE, SIGN AND RETURN PROXY CARD PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

Mark  [_] if you plan to attend meeting.


Signature(s) __________________________    Date _______________________________


NOTE: Please sign exactly as shown at left. If stock is jointly held, each owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their fiduciary capacity or full title when signing.

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE